                                                                     Exhibit 2.3

                             DATED 28TH MARCH, 2001






                             SPHERION (EUROPE) INC.


                                       AND


                   CREDIT SUISSE FIRST BOSTON EQUITIES LIMITED











                          -----------------------------

                             STOCK LENDING AGREEMENT

           IN RESPECT OF SECURITIES IN MICHAEL PAGE INTERNATIONAL PLC

                          ------------------------------










                                  ALLEN & OVERY
                                     London
                                   CO:817136.2

                                    CONTENTS

CLAUSE                                                                                                     PAGE
------                                                                                                     ----
1.       Interpretation......................................................................................1
2.       Loans of Securities.................................................................................4
3.       Delivery of Securities..............................................................................4
4.       Rights and Title....................................................................................5
5.       Redelivery of Equivalent Securities.................................................................5
6.       Set-off etc.........................................................................................6
7.       Lender's Warranties.................................................................................7
8.       Borrower's Warranties and Undertaking...............................................................7
9.       Events of Default...................................................................................8
10.      Outstanding Payments................................................................................9
11.      Termination.........................................................................................9
12.      Observance of Procedures............................................................................9
13.      Severance...........................................................................................9
14.      Specific Performance................................................................................9
15.      Notices............................................................................................10
16.      Assignment.........................................................................................10
17.      Non-Waiver.........................................................................................10
18.      Time...............................................................................................10
19.      Recording..........................................................................................10
20.      Fees...............................................................................................10
21.      Governing Law and Jurisdiction.....................................................................11
22.      Miscellaneous......................................................................................11

SCHEDULES

1.       The Lender.........................................................................................12
2.       Form of Borrowing Request..........................................................................13

THIS AGREEMENT is made on 28th March, 2001

BETWEEN:

(1) SPHERION (EUROPE) INC. whose principal place of business is at 2050 Spectrum Boulevard, Fort Lauderdale, FL 33309 (the "LENDER"); and

(2) CREDIT SUISSE FIRST BOSTON EQUITIES LIMITED of 1 Cabot Square, London E14 4QJ (the "BORROWER").

WHEREAS:

(A) The Parties to this agreement may enter into one or more transactions in which the Lender will lend Securities (as defined below) to the Borrower. Any such transaction carried out under this agreement (a "LOAN") will be effected in accordance with the Rules (as defined below) and will not take effect before Admission.

(B) Under the Rules, the London Stock Exchange continues to recognise the Master Equity and Fixed Interest Stock Lending Agreement (the "STANDARD AGREEMENT") for transactions relating to UK equity securities and the Parties have agreed to amend the Standard Agreement for the purposes of any Loan contemplated by this agreement.

(C) Prior to Admission, the Lender may transfer Securities to the Borrower which the Borrower will hold as trustee on bare trust for the Lender. Upon or after Admission, the Borrower may apply those Securities to give effect to a Loan entered into pursuant to this agreement by serving a Borrowing Request in respect of them.

IT IS HEREBY AGREED as follows:

1.       INTERPRETATION

(1)      IN THIS AGREEMENT:

         "ACT OF INSOLVENCY" means in relation to any Party:

         (a) its making a general assignment for the benefit of, or entering into a reorganisation, arrangement, or composition with, creditors; or

         (b) its admitting in writing that it is unable to pay its debts as they become due; or

         (c) its seeking, consenting to or acquiescing in the appointment of any trustee, administrator, receiver or liquidator or analogous officer of it or any material part of its property; or

         (d) the presentation or filing of a petition in respect of it (other than by a Party to this agreement in respect of any obligation under this agreement) in any court or before any agency alleging or for the bankruptcy, winding-up or insolvency of such Party (or any analogous proceeding) or seeking any reorganisation, arrangement, composition, re-adjustment, administration, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such petition (except in the case of a petition for winding-up, or any analogous proceeding, in respect of which no such 30 day period shall apply) not having been stayed or dismissed within 30 days of its filing; or

         (e) the appointment of a receiver, administrator, liquidator or trustee or analogous officer of such Party or over all or any material part of such Party's property; or

         (f) the convening of any meeting of its creditors for the purposes of considering a voluntary arrangement as referred to in
                  Section 3 of the Insolvency Act 1986 (or any analogous proceeding);

         "ADMISSION" means the admission of the Securities to the Official List of the UK Listing Authority and to trading on the market for listed securities of the London Stock Exchange;

         "BORROWING REQUEST" means in relation to a loan of Securities, a request made by the Borrower to the Lender pursuant to clause 2 (either by telephone communication or in writing, in each case in accordance with clause 15) and giving the information referred to in the form set out in Schedule 2;

         "BUSINESS DAY" means a day on which the London Stock Exchange is open for business, banks are generally open for normal banking business in the City of London and upon which CREST is open for settlement;

         "CLOSE OF BUSINESS" in relation to any Business Day means 6.00 p.m. (London time) on that Business Day;

         "CREST" means the computer based system, and procedures, operated by CRESTCo Limited which enables title to units of a security to be evidenced and transferred without a written instrument;

         "DEFAULTING PARTY" shall have the meaning given in clause 9;

         "DEFAULT PRICE" means the best available offer price for the Securities on the most appropriate market in a standard size;

         "DEFAULT VALUATION TIME" shall have the meaning given in clause 6(4);

         "EQUIVALENT SECURITIES" means (a) securities of an identical type, nominal value, description and amount to the particular Securities borrowed or, (b) if, prior to the Termination Date, the particular Securities borrowed are redesignated as securities of a different type (the "REDESIGNATED SECURITIES"), an amount of the redesignated securities which is identical to the amount of the particular Securities borrowed, and such term shall include the certificates and other documents of or evidencing title and transfer in respect of the foregoing (as appropriate) and "EQUIVALENT TO" shall be construed accordingly;

         "EVENT OF DEFAULT" shall have the meaning given in clause 9;

         "LISTING RULES" means the publication entitled "Listing Rules" which includes the listing rules made by the UK Listing Authority for the purposes of Part IV of the Financial Services Act 1986, as from time to time amended and, where appropriate, the publication entitled "Admission and Disclosure Standards" made by the Stock Exchange, as from time to time amended;

         "LONDON STOCK EXCHANGE" means London Stock Exchange plc;

         "LPMPA" means the Law of Property (Miscellaneous Provisions) Act 1989;

         "NON-DEFAULTING PARTY" shall have the meaning given in clause 9;

         "OFFER PRICE" means 175 pence per Share;

         "OFFER VALUE" means the amount it would cost to buy the Securities at the Default Valuation Time at the Default Price therefor together with all costs, fees, expenses that would be incurred in connection therewith, calculated on the assumption that the aggregate thereof is the least that could reasonably be expected to be paid in order to carry out the transaction;

         "PARTIES" means the Lender and the Borrower and "PARTY" shall be construed accordingly;

         "PERFORMANCE DATE" means, in relation to any Event of Default, the date on which that Event of Default occurs;

         "RELEVANT VALUE" shall have the meaning given in clause 6(3);

         "RULES" means the rules for the time being of the Stock Exchange and/or any other regulatory authority whose rules and regulations shall from time to time affect the activities of the Parties pursuant to this agreement (PROVIDED THAT in an Event of Default the rules of the Stock Exchange shall prevail where the Defaulting Party is a member of that exchange);

         "SECURITIES" means ordinary shares of one pence each of Michael Page International PLC;

         "SETTLEMENT DATE" means, in relation to a loan of Securities, the date upon which such Securities are or are to be transferred to the Borrower in accordance with this agreement provided that such date shall not be earlier than (a) where the Borrowing Request is received by the Lender at or before 2.00 pm on a Business Day, the first Business Day after receipt by the Lender of the Borrowing Request or (b) where the Borrowing Request is not received by the Lender until after 2.00 pm on a Business Day, the second Business Day after receipt by the Lender of the Borrowing Request;

         "STOCK BORROWING RATE" means 0.75 per cent. per annum or such other rate as is agreed between the Borrower and the Lender from time to time;

         "TERMINATION DATE" means the earlier of (a) Close of Business on the fifth Business Day after the date 30 days after the date on which Admission becomes effective, and (b) such date as the Borrower may notify to the Lender;

         "UK LISTING AUTHORITY" means the Financial Services Authority, acting in its capacity as the competent authority for the purposes of Part IV of the Financial Services Act 1986 and in the exercise of its functions in respect of admission to the Official List in accordance with the Listing Rules; and

         "UNDERWRITING AGREEMENT" means the agreement dated 28th March 2001 between the Borrower, Lender and others in relation to the offer of Securities in Michael Page International PLC.

(2) All headings appear for convenience only and shall not affect the interpretation of this agreement.

(3) Notwithstanding the use of expressions such as "borrow", "lend", "redeliver" etc. which are used to reflect terminology used in the market for transactions of the kind provided for in this agreement, legal and beneficial title to Securities "borrowed" or "lent" in accordance with this agreement shall pass from one Party to another as provided for in this agreement, the Party obtaining such title being obliged to redeliver Equivalent Securities.

(4) Each reference in this agreement to any Security (or Equivalent Security) being sold, delivered, redelivered, transferred, borrowed or lent etc. "WITH FULL TITLE GUARANTEE" means:

         (a) on the terms that the same covenants shall be deemed to be given on the completion of the sale, delivery or transfer etc. of the Securities (or Equivalent Securities) as are implied by
                  Part I of the LPMPA where a disposition is expressed to be made with full title guarantee, but as if those covenants are construed with the omission of:

                  (i) in section 3(1) of the LPMPA, the words "other than any charges, encumbrances or rights which that person does not and could not reasonably be expected to know about"; and

                  (ii)     section 6(2) of the LPMPA;

         (b) together with all dividends, distributions and other rights attaching to it; and

         (c)      free of all liens, charges and encumbrances.

(5) Any reference in this agreement to an act, regulation or other legislation shall include a reference to any statutory modification or re-enactment thereof for the time being in force.

2.       LOANS OF SECURITIES

         The Lender will lend Securities to the Borrower, and the Borrower will borrow Securities from the Lender on one or more occasions, subject to clause 4(2) and otherwise in accordance with the terms and conditions of this agreement and with the Rules, provided that the Lender shall have received from the Borrower a Borrowing Request in respect of such Loan (by not later than the day 29 days after the date on which Admission becomes effective) and provided further that the aggregate number of Securities which are the subject of Borrowing Requests shall not exceed the number set opposite the Lender's name in Schedule 1.

3.       DELIVERY OF SECURITIES

(1) If the Securities are eligible for settlement within CREST the Lender shall deliver or procure the delivery of such Securities on the Settlement Date to the Borrower in accordance with the Borrowing Request. Such Securities shall be deemed to have been delivered by the Lender to the Borrower when credited to the CREST account designated by the Borrower in the Borrowing Request.

(2) If the Securities are not eligible for settlement within CREST the Lender shall deliver on the Settlement Date such Securities in accordance with the Borrowing Request together with appropriate instruments of transfer duly stamped where necessary and such other instruments as may be required to vest title to such Securities in the Borrower. Such Securities shall be deemed to have been delivered by the Lender to the Borrower on delivery to the Borrower, or as it shall direct, of the relevant instruments of transfer or, in the case of Securities held by an agent or a clearing or settlement system, on the effective instructions to such agent or the operator of such system to hold the Securities absolutely for the Borrower, or by such other means as shall be agreed.

(3) In the event that the Lender transfers Securities to the Borrower prior to Admission in accordance with clause 4(2), the Lender shall, on service of a Borrowing Request in respect of such Securities after Admission, immediately undertake such steps and sign such documents as are necessary to vest the Securities in the Borrower absolutely in accordance with clause 4(2).

4.       RIGHTS AND TITLE

(1) The Parties shall execute and deliver all necessary documents and give all necessary instructions to procure that all right, title and interest in:

         (a)      any Securities borrowed pursuant to clause 2; and

         (b)      any Equivalent Securities redelivered pursuant to clause 5,

         shall pass from one Party to the other subject always to clause 4(2) and to the terms and conditions mentioned in this agreement and in accordance with the Rules on delivery or redelivery of the same in accordance with this agreement, and with full title guarantee. If the Securities are transferred through CREST, delivery and transfer of title shall take place in accordance with the rules and procedures of CREST as are in force from time to time. The Party acquiring such right, title and interest shall have no obligation to return or redeliver any of the Securities so acquired but, in so far as any Securities are borrowed, such Party shall be obliged, subject to the terms of this agreement, to redeliver Equivalent Securities.

(2) The Parties agree that any Loan entered into pursuant to the terms of this agreement will only take effect on or after Admission. If the Lender transfers any Securities to the Borrower before Admission, the Borrower shall hold those Securities as trustee on bare trust for the Lender. Upon Admission, the Borrower may apply such Securities to give effect to a Loan and will cease to hold any such Securities so transferred on such trusts and all right, title and interest in the Securities will pass to the Borrower absolutely. The Borrower shall not dispose of the Securities to any third party until such right, title and interest has so passed. If Admission does not occur by 3rd April, 2001 the bare trust shall terminate and the Borrower shall transfer the Securities back to the Lender.

5.       REDELIVERY OF EQUIVALENT SECURITIES

(1) Subject to clause 5(2) below the Borrower undertakes to redeliver Equivalent Securities on the Termination Date in accordance with this agreement. For the avoidance of doubt any reference in this agreement or in any other agreement or communication between the Parties (howsoever expressed) to an obligation to redeliver or account for or act in relation to borrowed Securities shall accordingly be construed as a reference to an obligation to redeliver or account for or act in relation to Equivalent Securities.

(2) The Borrower shall be entitled at any time to terminate all or part of a Loan and to redeliver all or any Equivalent Securities due and outstanding to the Lender and the Lender shall accept such redelivery. Where Equivalent Securities are redelivered pursuant to this clause, the Borrower may at its discretion specify that the aggregate amount of Securities which may be the subject of Borrowing Requests pursuant to clause 2 shall reduce by the number of Equivalent Securities redelivered or such lesser number as is specified by the Borrower.

6.       SET-OFF ETC.

(1) If an Event of Default occurs in relation to the Lender during the period beginning on (and including) the date on which a Borrowing Request is issued and ending on (and including) the Settlement Date for that Borrowing Request, the Lender's delivery obligations shall be accelerated so as to require performance thereof on the Performance Date and in such event:

         (a) all Securities to be delivered by the Lender shall immediately be delivered;

         (b) if such Securities are not delivered by Close of Business on the Performance Date:

                  (i) the Relevant Value of all Securities to be delivered by the Lender shall be established in accordance with clause 6(3); and

                  (ii) the Lender shall on the Business Day following the Performance Date pay to the Borrower an amount equal to the Relevant Value of all Securities to be delivered by the Lender provided that the Borrower shall repay to the Lender on or as soon as practicable after the Termination Date such part of such amount as is not used by the Borrower or its nominees/agents for Stabilisation Transactions (as defined in the Underwriting Agreement).

(2) If an Event of Default occurs in relation to the Borrower during the period beginning on (and including) the Settlement Date for any Borrowing Request and ending on (and including) the Termination Date, the Borrower's delivery obligations in respect of the Equivalent Securities shall be accelerated so as to require performance of such obligations on the Performance Date and in such event:

         (a) all Equivalent Securities to be delivered by the Borrower shall immediately be delivered;

         (b) if such Equivalent Securities are not delivered by Close of Business on the Performance Date:

                  (i) the Relevant Value of the Equivalent Securities to be delivered by the Borrower shall be established in accordance with clause 6(3); and

                  (ii) the Borrower shall on the Business Day following the Performance Date pay to the Lender an amount equal to the Relevant Value of the Equivalent Securities to be delivered by the Borrower.

(3) For the purposes of clauses 6(1) and 6(2) the "RELEVANT VALUE" of the Securities or Equivalent Securities to be delivered by the Defaulting Party shall, subject to clause 6(5) below, equal the Offer Value of such shares or securities.

(4) For the purposes of clause 6(3) but subject to clause 6(5) below, the Offer Value of the Securities or Equivalent Securities shall be calculated as at the Close of Business in the relevant market for such securities on the first Business Day following the Performance Date or, if the relevant Event of Default occurs outside the business hours of the relevant market, on the second Business Day following the Performance Date (the "DEFAULT VALUATION TIME").

(5)      (a)      Where the Borrower (in the case of an Event of Default in
                  relation to the Lender) or the Lender (in the case of an Event of Default in relation to the Borrower) has, following the occurrence of an Event of Default but prior to the Default
                  Valuation Time purchased securities equivalent to the Securities and in substantially the same amount as those Securities, the cost of such purchase (taking into account all costs, fees and expenses incurred in connection therewith) shall be treated as the Offer Value of the Securities for the purposes of this clause 6; and

         (b) where the amount of any Securities purchased as mentioned in clause 6(5)(a) above is not in substantially the same amount as those Securities to be valued for the purposes of clause 6(3) the Offer Value of those Securities shall be ascertained by dividing the net proceeds of sale or cost of purchase by the amount of the Securities purchased so as to obtain a net unit price and multiplying that net unit price by the amount of the Securities to be valued.

(6) The Defaulting Party shall be liable to the Non-Defaulting Party for the amount of all reasonable legal and other professional expenses incurred by the Non-Defaulting Party in connection with or as a consequence of an Event of Default, together with interest thereon at the one-month London Inter Bank Offered Rate as quoted on Page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service) (LIBOR) as of 11.00 a.m., London time, on the date on which it is to be determined.

7.       LENDER'S WARRANTIES

(1) The Lender hereby warrants and undertakes to the Borrower on a continuing basis to the intent that such warranties and undertakings shall survive the completion of any transaction contemplated by this agreement that:

         (a) it has all necessary licences and approvals to and is duly authorised and empowered to perform its duties and obligations under this agreement and will do nothing that it is aware would be prejudicial to the continuation of such licences and approvals;

         (b) it is not restricted in any manner from lending Securities in accordance with this agreement or from otherwise performing its obligations under this agreement;

         (c) it is absolutely entitled to lend all Securities Lender under this agreement to the Borrower with full title guarantee free from all liens, charges and encumbrances; and

         (d)      it is acting as principal in respect of this agreement.

8.       BORROWER'S WARRANTIES AND UNDERTAKING

(1) The Borrower hereby warrants and undertakes to the Lender on a continuing basis to the intent that such warranties and undertakings shall survive the completion of any transaction contemplated by this agreement that:

         (a) it has all necessary licences and approvals to, and is duly authorised and empowered to, perform its duties and obligations under this agreement and will do nothing that it is aware would be prejudicial to the continuation of such licences and approvals;

         (b) it is not restricted under the terms of its constitution or in any other manner from borrowing Securities in accordance with this agreement or from otherwise performing its obligations under this agreement;

         (c) it is absolutely entitled to transfer all Equivalent Securities under this agreement to the Lender with full title guarantee free from all liens, charges and encumbrances; and

         (d)      it is acting as principal in respect of this agreement.

(2) The Borrower undertakes to use reasonable endeavours to ensure that the arrangements contemplated by this agreement will fall within either section 80C or section 89AA of the Finance Act 1986, provided that the Lender shall be responsible for all stamp duty and/or stamp duty reserve tax payable in connection with any transfer of (or agreement to transfer) Securities or Equivalent Securities under this agreement.

9.       EVENTS OF DEFAULT

(1) Each of the following events occurring in relation to any Party (the "DEFAULTING PARTY", and where the Borrower (in the case of an Event of Default in relation to the Lender) or, as the case may be, the Lender (in the case of an Event of Default in relation to the Borrower) being the "NON-DEFAULTING Party") shall be an Event of Default for the purpose of clause 6:

         (a) the Lender failing to deliver the Securities on the Settlement Date in accordance with the terms of the Borrowing Request and the Non-Defaulting Party serving written notice on the Defaulting Party;

         (b) the Borrower failing to redeliver Equivalent Securities on the Termination Date in accordance with the terms of the Borrowing Request and the Non-Defaulting Party serving written notice on the Defaulting Party;

         (c) an Act of Insolvency occurring with respect to the Lender or the Borrower and (except in the case of an Act of Insolvency which is the presentation of a petition for winding up or any analogous proceeding or the appointment of a liquidator or analogous officer of the Defaulting Party in which case no such notice shall be required) the Non-Defaulting Party serving written notice on the Defaulting Party;

         (d) any representations or warranties made by the Lender or the Borrower being incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, and the Non-Defaulting Party serving written notice on the Defaulting Party;

         (e) the Lender or the Borrower admitting to the other that it is unable to, or it intends not to, perform any of its obligations under this agreement and/or in respect of any Loan and the Non-Defaulting Party serving written notice on the Defaulting Party;

         (f) the Borrower being declared in default by the appropriate authority under the Rules or being suspended or expelled from membership of or participation in any securities exchange or association or other self-regulatory organisation, or suspended from dealing in securities by any government agency and the Non-Defaulting Party serving written notice on the Defaulting Party;

         (g) any of the assets of the Lender or the Borrower or the assets of investors held by or to the order of the Lender or the Borrower being transferred or ordered to be transferred to a trustee by a regulatory authority pursuant to any securities regulating legislation and the Non-Defaulting Party serving written notice on the Defaulting Party; or

         (h) the Lender or the Borrower failing to perform any other of its obligations under this agreement and not remedying such failure within [2] days after the Non-Defaulting Party has served written notice requiring it to remedy such failure.

(2) Each Party shall notify the other (in writing) if an Event of Default or an event which, upon the serving of a written notice as referred to above, would be an Event of Default, occurs in relation to it.

(3) The provisions of this agreement constitute a complete statement of the remedies available to each Party in respect of any Event of Default.

(4) Neither Party may claim any sum by way of consequential loss or damage in the event of failure by the other party to perform any of its obligations under this agreement.

10.      OUTSTANDING PAYMENTS

         In the event of any Party failing to remit either directly or by its nominee sums in accordance with this agreement such Party undertakes to pay to the other Party upon demand interest on the net balance due and outstanding at the rate of 1 per cent. above LIBOR.

11.      TERMINATION

(1) Subject to clause 11(2), this agreement shall terminate at Close of Business on the Termination Date upon each Party satisfying its then-outstanding obligations under this agreement.

(2) If the Borrower has not issued a Borrowing Request by Close of Business on the day 30 days after the date on which Admission becomes effective, this agreement shall terminate automatically at that time.

12.      OBSERVANCE OF PROCEDURES

         Each of the Parties agrees that in taking any action that may be required in accordance with this agreement it shall observe strictly the procedures and timetable applied by the Rules and, further, shall observe strictly any agreement (oral or otherwise) as to the time for delivery or redelivery of any money or Securities or Equivalent Securities pursuant to this agreement.

13.      SEVERANCE

         If any provision of this agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from this agreement and the remaining provisions of this agreement shall remain in full force and effect. This agreement shall, however, thereafter be amended by the Parties in such reasonable manner so as to achieve, without illegality, the intention of the Parties with respect to that severed provision.

14.      SPECIFIC PERFORMANCE

         Each Party agrees that in relation to legal proceedings it will not seek specific performance of any other Party's obligation to deliver or redeliver Securities or Equivalent Securities but without prejudice to any other rights it may have.

15.      NOTICES

(1) All notices issued under this agreement (other than Borrowing Requests made by telephone) shall be in writing (and shall include facsimile messages) and shall be deemed validly delivered:

         (a) in the case of a notice delivered to the Lender, if marked for the attention of General Counsel and left at the relevant address or sent to the relevant facsimile number as specified in Schedule 1; or

         (b) in the case of a notice delivered to the Borrower, if marked for the attention of Paul Etheridge and Ben Phillips and left at the address specified at the beginning of this agreement or sent to facsimile numbers 020 7888 6142 and 020 7943 2452, or such other addresses or facsimile numbers as each Party may notify in writing to the other.

(2) In the case of telephone Borrowing Requests, the information referred to in the form set out in Schedule 2 shall be communicated by telephone (and confirmed by facsimile) to the Lender (telephone ).

16.      ASSIGNMENT

(1) Subject to clause 16(2) below, no Party may charge, assign or transfer all or any of its rights or obligations hereunder without the prior consent of the other Party.

(2) Clause 16(1) shall not preclude a Non-Defaulting Party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under clause 6(1)(b) or clause 6(2)(b).

17.      NON-WAIVER

         No failure or delay by either Party to exercise any right, power or privilege under this agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege as provided in this agreement.

18.      TIME

         Time shall be of the essence of this agreement.

19.      RECORDING

         The Parties agree that each may electronically record all telephonic conversations between them.

20.      FEES

(1) In respect of each Loan, the Borrower shall pay to the Lender, in the manner prescribed in subclause (2), sums calculated by applying the Stock Borrowing Rate to the Offer Price in respect of the amount of the Securities the subject of an outstanding Loan from time to time.

(2) In respect of each Loan, the payments referred to in subclause (1) shall accrue daily in respect of the period commencing on and inclusive of the Settlement Date and terminating on and exclusive of the Business Day upon which Equivalent Securities are redelivered. The sums so accruing shall be paid by the Borrower not later than the Business Day which is one week after the Termination Date or such other date as the Parties shall from time to time agree. Any payment made pursuant to subclause (1) above shall be in pounds sterling and shall be paid by CHAPS transfer to such bank account as the Lender shall nominate or as is otherwise agreed.

(3) The Borrower and the Lender shall pay their own costs in connection with the preparation and negotiation of this agreement and any matter contemplated by it.

21.      GOVERNING LAW AND JURISDICTION

(1) This agreement is governed by, and shall be construed in accordance with, English law.

(2) The Parties hereby irrevocably submit for all purposes of or in connection with this agreement to the exclusive jurisdiction of the courts of England and for this purpose the Lender irrevocably appoints Herbert Smith of Exchange House, Primrose Street, London EC2A 2HS (FAO Head of Litigation) as its agent for service of process.

22.      MISCELLANEOUS

(1) This agreement constitutes the entire understanding of the Parties with respect to its subject matter and supersedes all previous agreements with respect thereto (save for the Sponsor's Agreement, the Underwriting Agreement and any engagement letters in respect of the offer of shares in Michael Page International plc).

(2) No amendment in respect of this agreement will be effective unless in writing (including writing evidenced by a facsimile transmission) and executed by each of the Parties.

(3) A person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

(4) This agreement may be executed and delivered in any number of counterparts (including by facsimile transmission) each of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF this agreement has been executed and delivered as a deed by the Borrower and the Lender or their duly authorised attorneys the day and year first written above.

                                   SCHEDULE 1

                                   THE LENDER

NAME AND ADDRESS                                   MAXIMUM AMOUNT

Spherion (Europe) Inc.                             45,978,250 Securities
2050 Spectrum Boulevard,
Fort Lauderdale, FL 33309

Facsimile Number:
001 954 351 8117
FAO General Counsel

                                   SCHEDULE 2

                            FORM OF BORROWING REQUEST

To:      Spherion (Europe) Inc.

We hereby notify you that we wish to borrow [    ] ordinary shares of 1 pence
each of Michael Page International plc on the following terms:

Settlement Date:       [        ] 2001

Price per share:       [        ] pence

Please ensure that the transferee of the Securities shown on the CREST Transfer Form is Credit Suisse First Boston Equities Nominees Limited (CREST account number [ ]). We enclose (or will provide on request) a suitable CREST Transfer Form which you may wish to use in relation to the transfer.

Please contact Paul Etheridge (telephone 020 7888 6334, fax 020 7888 6142) to discuss the settlement arrangements.

 .............................

for and on behalf of Credit Suisse First Boston Equities Limited

EXECUTED AS A DEED by ROY KRAUSE                )
as duly authorized officer of                   )
SPHERION (EUROPE) INC.                          )
acting under the authority of that company      )
in the presence of:                             )  /s/ Roy Krause
                                                   -----------------------------
/s/ Robert Moir
Witness name:       Robert Moir
Witness address:    Allen & Overy
                    One New Change
                    London, EC4

EXECUTED AS A DEED by                           )
as duly authorized attorney for                 )
CREDIT SUISSE FIRST BOSTON                      )
EQUITIES LIMITED                                )
in the presence of:                             )  /s/ Ben Phillips
                                                   -----------------------------
/s/ Robert Moir
Witness name:       Robert Moir
Witness address:    Allen & Overy
                    One New Change
                    London, EC4